Exhibit 99.1

Neonode® Reports Results for Quarter Ended March 31, 2014

SANTA CLARA, CA. – May, 12 2014 – Neonode Inc. (NASDAQ: NEON), the optical touch technology company, today reported financial results for the three months ended March 31, 2014.

Highlights

•	Closed $10 million unregistered equity investment with an institutional investor.
•	One of Neonode´s Tier-One printer customers (Hewlett Packard) has entered the market with the first printers to incorporate Neonode’s zForce® touch technology.
•	Neonode received Microsoft Windows 8 Certification for its zForce® Plus multi-touch PC solution in early March.
•	Neonode currently has 37 patents issued and 93 pending, up from 27 patents issued and 87 pending last quarter.
•	CFO David Brunton has announced that he will retire in the upcoming year, and will remain as a senior-advisor to the Neonode Board for as long as it takes to ensure a seamless transition.

"The ramp of our Tier One OEM’s printer business is in line with our expectations. I’m truly impressed by the great work they made in integrating zForce® in their products – it really shows many of the strengths and advantages of our technology” said Neonode CEO Thomas Eriksson.

“I’m also very pleased with Neonode’s dynamic engagements with multiple Tier-One PC OEMs who are looking to deploy our zForce® Plus Multi-touch solutions across a range of PC sub segments and applications such as notebooks, All-in-One PC´s, keyboards, track pads and monitors.”, Mr. Eriksson continued. “The financing we completed enables us to fully capitalize on our numerous PC-market opportunities. A strong balance sheet is also important when working with the largest companies in the world.”

“Finally, I’m sad to announce the upcoming retirement for my dear partner, David Brunton, who has been our CFO for the last eight years” concluded Mr. Eriksson.

Financial Results for the First Quarter of 2014

Net revenues for the three months ended March 31, 2014 was $1.0 million compared to $548,000 for the same period in 2013.  Our net revenues for the three months ended March 31, 2014 included $896,000 from technology license fees related to product shipments by nine customers plus $118,000 in fees for engineering design services related to our touch screen solution for other customers. Our net revenues for the three months ended March 31, 2013 included $539,000 from technology license fees related to product shipments by six customers plus $9,000 in fees for engineering design services related to our touch screen solution for other customers.

Prior to October 16, 2013, we recognized licensing revenue in the period in which the products were distributed by our customers.  The effect of this change is $0.7 million of license revenues related to products shipped or distributed by our customers in the quarter ended December 31, 2013 were recognized in the quarter ended March 31, 2014. Of this amount, 37% is related to one customer who began shipping products in the third quarter of 2013.

Gross margin for the three months ended March 31, 2014 was $848,000 compared to $532,000 for the same period in 2013. Our cost of revenues includes the direct cost of production of certain customer prototypes, costs of engineering employees and consultants to complete the engineering design contract. The gross margin related to our license fees is 100% and when license fees as a percentage of our total revenue decrease our gross margin will decrease.

Product research and development (“R&D”) expenses for the three months ended March 31, 2014 were $1.8 million compared to $1.6 million for the same period in 2013.  R&D costs mainly consist of personnel related costs in addition to some external consultancy costs such as testing, certifying and measurements along with costs related to developing and building new product prototypes. We continue to pursue and expand R&D expenditures on the development of our touch technologies. As of March 31, 2014, our R&D department has thirty-six full time employees compared to twenty-nine for the same period 2013. Included in R&D expenses are approximately $268,000 of non-cash stock option and warrant expense for the three months ended March 31, 2014 compared to approximately $60,000 for the same period in 2013.

Sales and marketing (“S&M”) expenses for the three months ended March 31, 2014 were $1.0 million compared to $805,000 for the same period in 2013. This increase in 2014 as compared to 2013 is primarily related to an increase in overall marketing and trade show expense and travel.  Included in S&M expenses are approximately $175,000 of non-cash stock option and warrant expense for the three months ended March 31, 2014 compared to approximately $196,000 for the same period in 2013. Our sales activities focus primarily on OEM customers who will integrate our touch technology into their products. Our OEM customers will then sell and market their products incorporating our technology to their customers.

General and administrative (“G&A”) expenses for the three months ended March 31, 2014 were $2.0 million compared to $1.7 million for the same period in 2013. This increase in 2014 as compared to 2013 is primarily related to an increase in stock option expense. There was an increase in non-cash stock option expense in 2014 related to stock options issued to employees and members of our Board of Directors in the first quarter of 2014.  Included in G&A expenses are approximately $629,000 of non-cash stock option and warrant expense for the three months ended March 31, 2014 compared to $330,000 for the same period in 2013.

As a result of the factors discussed above, we recorded a net loss of $4.0 million for the three month period ended March 31, 2014, compared to a net loss of $3.6 million in the comparable period in 2013.

Cash totaled $6.2 million at March 31, 2014 compared to $8.8 million at December 31, 2013. Common shares on a fully diluted basis totaled 40.7 million on March 31, 2014, compared to 40.4 million at December 31, 2013.

Conference Call Information

The Company will host a conference call Monday, May 12, 2014 at 10AM. Eastern Standard Time (EST) featuring remarks by, and Q&A with, Neonode's CEO Thomas Eriksson, CFO David Brunton, and Daniel Gelbtuch (SVP of Corporate Finance & IR).

Please use the following link to register for the call:

http://goo.gl/AnxAwo

The dial-in number for the conference call is toll-free: (877) 539-0733 (U.S. domestic) or +1 (678) 607-2005 (international). To access the call all participants must use the following Conference ID: # 42578021. Please make sure to call at least five minutes before the scheduled start time.

For interested individuals unable to join the live event, a digital recording for replay will be available for 30 days after the call’s completion – 5/12/2014 (1PM EST) to 6/12/2014. To access the recording, please use one of these Dial-In Numbers (800) 585-8367 or (404) 537-3406, and the Conference ID # 42578021.

About Neonode

Neonode Inc. (NASDAQ:NEON) develops and licenses the next generation of Multisensing touch technologies, allowing companies to differentiate themselves by making high performing touch solutions at a competitive cost. Neonode is at the forefront of providing unparalleled user experiences that offer significant advantages for OEM's. This includes state-of-the-art touch technology features such as low latency pen or brush sensing, remarkably high speed scanning, proximity-, pressure-, and depth sensing capabilities and object-size measuring.

Neonode’s patented Multisensing technology is developed for a wide range of devices such as mobile phones, tablets and e-readers, toys and gaming consoles, printers, white goods, wearable goods and advanced automotive infotainment systems. Neonode, the Neonode logo, Multisensing, and zForce are trademarks of Neonode Inc. registered in the United States and other countries. Liquid Sensing, It Makes Sense and AlwaysON are trademarks of Neonode Inc.  For more information please visit www.neonode.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include, but are not limited to, statements relating to expectations, future performance or future events, and product cost, performance, and functionality matters. These statements are based on current assumptions, expectations and information available to Neonode management and involve a number of known and unknown risks, uncertainties and other factors that may cause Neonode’s actual results, levels of activity, performance or achievements to be materially different from any expressed or implied by these forward-looking statements.

These risks, uncertainties, and factors are discussed under “Risk Factors” and elsewhere in Neonode’s public filings with the U.S. Securities and Exchange Commission from time to time, including Neonode’s annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. You are advised to carefully consider these various risks, uncertainties and other factors. Although Neonode management believes that the forward-looking statements contained in this press release are reasonable, it can give no assurance that its expectations will be fulfilled. Forward-looking statements are made as of today’s date, and Neonode undertakes no duty to update or revise them.

© 2014, Neonode Inc. All rights reserved. Neonode is a registered trademark of Neonode Inc.

For more information, please contact:

Investor Relations:
Daniel Gelbtuch
P:  +1 917.509.9582
Email: daniel.gelbtuch@neonode.com

NEONODE INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share amounts)

	March 31, 2014	December 31, 2013
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$6,192	$8,815
Accounts receivable	655	969
Projects in process	938	736
Prepaid expenses and other current assets	655	616
Total current assets	8,440	11,136

Deposits	8	-
Property and equipment, net	340	335
Total assets	$8,788	$11,471

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$425	$479
Accrued expenses	1,167	978
Deferred revenue	3,713	3,666

Total current liabilities	5,305	5,123

Total liabilities	5,305	5,123

Stockholders’ equity:
Series B Preferred stock, 54,425 shares authorized with par value $0.001 per share; 83 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively. (In the event of dissolution, each share of Series B Preferred stock has a liquidation preference equal to par value of $0.001 over the shares of common stock)	--	--
Common stock, 70,000,000 shares authorized with par value $0.001per share; 37,955,352 and 37,933,799 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively	38	38
Additional paid-in capital	159,102	157,994
Accumulated other comprehensive income	46	11
Accumulated deficit	(155,703)	(151,695)
Total stockholders' equity	3,483	6,348
Total liabilities and stockholders’ equity	$8,788	$11,471

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three months ended March 31,
	2014	2013

Net revenues	$1,014	$548
Cost of revenues	166	16
Gross margin	848	532

Operating expenses:
Product research and development	1,784	1,634
Sales and marketing	1,042	805
General and administrative	2,029	1,652

Total operating expenses	4,855	4,091

Loss before provision for income taxes	(4,007)	(3,559)

Provision for income taxes	1	11

Net loss	$(4,008)	$(3,570)

Loss per common share:
Basic and diluted loss per share	$(0.11)	$(0.11)

Basic and diluted – weighted average number of common shares outstanding	37,941	33,511

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2014	2013
Net loss	$(4,008)	$(3,570)
Other comprehensive income:
Foreign currency translation adjustments	35	13
Total comprehensive loss	$(3,973)	$(3,557)

NEONODE INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Three months ended March 31,
	2014	2013
Cash flows from operating activities:
Net loss	$(4,008)	$(3,570)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	1,072	586
Depreciation and amortization	41	32
Changes in operating assets and liabilities:
Accounts receivable	314	1,316
Projects in process	(202)	(736)
Prepaid expenses and other assets	(139)	550
Accounts payable and accrued expenses	228	(36)
Deferred revenue	48	195
Net cash used in operating activities	(2,646)	(1,663)

Cash flows from investing activities:
Purchase of property and equipment	(46)	(28)
Net cash used in investing activities	(46)	(28)

Cash flows from financing activities:
Proceeds from stock warrant exercises	36	167
Net cash provided by financing activities	36	167

Effect of exchange rate changes on cash	33	9

Net decrease in cash	(2,623)	(1,515)

Cash at beginning of period	8,815	9,097
Cash at end of period	$6,192	$7,582

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$1	$11